Exhibit 99.1

Community Bankers Trust Corporation Reports Results for Third Quarter of 2018

Net income of $4.0 million in the third quarter of 2018 is an increase of $1.5 million, or 63.7%, over the third quarter of 2017. Nine month 2018 net income is an increase of $2.5 million, or 31.7%, over 2017.

Conference Call on Friday, October 26, 2018, at 10:00 a.m. Eastern Time

Richmond, VA, October 26, 2018 - Community Bankers Trust Corporation (the “Company”) (NASDAQ: ESXB), the holding company for Essex Bank (the “Bank”), today reported results for the third quarter and nine months ended September 30, 2018.

Income Statement- Three Months ended September 30, 2018 compared with Three Months ended June 30, 2018

•	Net income of $4.0 million for the third quarter of 2018 is an increase of $173,000, or 4.6%, on a linked quarter basis.
•	Interest and dividend income increased $634,000, or 4.4%.
•	Net interest income increased $333,000, or 2.9%.
•	Noninterest income increased $76,000, or 6.7%.
•	Basic earnings per common share were $0.18 in the third quarter compared with $0.17 in the second quarter.
•	Return on average assets, annualized, was 1.16% and return on average equity, annualized, was 12.08% in the third quarter.

Income Statement- Nine Months ended September 30, 2018 compared with Nine Months ended September 30, 2017

•	Net income of $10.3 million is an increase of $2.5 million, or 31.7%.
•	Income before income taxes increased $2.1 million, or 19.9%.
•	Interest and dividend income of $43.7 million is an increase of $4.2 million, or 10.6%.
•	Interest and fees on loans increased $4.4 million, or 15.0%.
•	Net interest income increased $2.2 million, or 6.8%.
•	Return on average assets, annualized, was 1.02% and return on average equity, annualized, was 10.79% for the first nine months of 2018 compared with 0.82% and 8.69%, respectively, for the first nine months of 2017.
•	Year-to-date 2018 basic earnings per common share were $0.47 compared with $0.36 for the same period in 2017.

Income Statement- Three Months ended September 30, 2018 compared with Three Months ended September 30, 2017

•	Net income of $4.0 million for the third quarter of 2018 is an increase year-over-year of $1.5 million, or 63.7%.
•	Income before income taxes increased $1.6 million, or 46.9%.
•	Interest and dividend income increased $1.8 million, or 13.1%, in the third quarter of 2018 over the same period in 2017, led by interest and fees on loans, which increased $1.8 million, or 17.4%.
•	Net interest income after provision for loan losses increased $1.1 million, or 10.2%, year-over-year.
•	Noninterest income increased year-over-year by 21.3%, or $213,000.
•	Noninterest expenses declined year-over-year by 2.9%, or $248,000.

Balance Sheet- Year-over-year- September 30, 2018 compared with September 30, 2017

•	Loans grew $72.4 million, or 8.1%, from $890.0 million at September 30, 2017 to $962.4 million at September 30, 2018.
•	Noninterest bearing deposits grew $13.5 million, or 9.3%, year-over-year and totaled $158.9 million.
•	Deposits increased $55.5 million, or 5.1%, year-over-year.
•	NOW accounts increased $9.5 million, or 6.9%, from September 30, 2017 to September 30, 2018.
•	Nonaccrual loans of $8.9 million at September 30, 2018 declined $3.8 million, or 29.8%, from one year ago.

MANAGEMENT COMMENTS

Rex L. Smith, III, President and Chief Executive Officer, stated, “The third quarter showed a continuation of many of the positive trends we saw in the first half of 2018. While loan growth year to date remains well below what we experienced in previous years, it is in line with the trends we see in most banks. Our conservative approach to loan pricing and credit quality has allowed us to increase our margin and continue growth of low cost deposits. Our branches, specifically our newer ones, are gaining good deposit momentum, which has allowed us to significantly pay down our wholesale fundings and increase our noninterest bearing deposit base.”

Smith added, “Our disciplined approach to balance sheet management continues to pay off in the rising rate environment. It shows in most of the major metrics of the Company including asset quality, net interest margin and return on total assets. Our earnings year to date are the highest they have been in the history of the Company.”

Smith concluded, “We continue to focus on total return for our shareholders and will remain disciplined in our growth in all areas. Given our balance sheet and the current rate environment, we remain optimistic for continued positive trends for the rest of 2018 and 2019.”

RESULTS OF OPERATIONS

Linked Quarter Basis

Net income was $4.0 million for the third quarter of 2018, compared with net income of $3.8 million in the second quarter of 2018. Basic earnings per common share were $0.18 per share and $0.17 per share for the three months ended September 30, 2018 and June 30, 2018, respectively. Fully diluted earnings per share were $0.17 for each of the three months ended September 30, 2018 and June 30, 2018. The increase in net income of $173,000, or 4.6%, for the third quarter of 2018 compared with the second quarter of 2018, was primarily the result of a $634,000 increase in interest and dividend income, driven by an increase of $540,000, or 4.8%, in interest and fees on loans. Also positively influencing net income were an increase of $333,000 in net interest income after provision for loan losses and an increase of $76,000 in noninterest income. Offsetting these increases were increases of $104,000 in noninterest expenses and $132,000 in income tax expense.

Year-Over-Year Nine Months

Net income was $10.3 million for the first nine months of 2018 compared with $7.8 million for the same period in 2017. This is an increase of $2.5 million, or 31.7%. Increases were in interest and dividend income, which increased by $4.2 million, or 10.6%, and in noninterest income, which increased by $351,000, or 11.6%. Also positively affecting earnings were a reduction of $150,000 in the provision for loan losses and a decrease of $389,000 in income tax expense when comparing the two periods. Offsetting these increases to net income were an increase of $1.9 million in interest expense and an increase of $629,000 in noninterest expense.By comparing pre-tax income for the two periods, most of the effect of the Tax Cuts and Jobs Act of 2017 is eliminated. This comparison reflects that income before income taxes increased by $2.1 million, or 19.9%, for the first nine months of 2018 compared with the same period in 2017.

Year-Over-Year Quarter

Net income of $4.0 million for the third quarter of 2018 was an increase of $1.5 million, or 63.7%, over third quarter 2017 net income of $2.4 million. Pre-tax net income increased $1.6 million, or 46.9%, in the third quarter of 2018. Interest and dividend income increased by $1.8 million in the third quarter of 2018 compared with the same period in 2017, driven by interest and fees on loans, which increased $1.8 million. Noninterest income increased by $213,000 year-over-year, and noninterest expenses declined by $248,000. Offsetting these increases was an increase in income tax expense, which was $26,000 greater, year-over-year, based on the increase in pre-tax income but lessened by the reduction in the corporate tax rate, from 34% to 21%.

The following table presents summary income statements for the three months ended September 30, 2018, June 30, 2018, and September 30, 2017 and the nine months ended September 30, 2018 and September 30, 2017.

SUMMARY INCOME STATEMENT

(Unaudited)

(Dollars in thousands)	For the three months ended			For the nine months ended
	30-Sep-18	30-Jun-18	30-Sep-17	30-Sep-18	30-Sep-17
Interest income	$15,144	$14,510	$13,389	$43,733	$39,557
Interest expense	3,164	2,863	2,363	8,639	6,690
Net interest income	11,980	11,647	11,026	35,094	32,867
Provision for loan losses	-	-	150	-	150
Net interest income after provision for loan losses	11,980	11,647	10,876	35,094	32,717
Noninterest income	1,211	1,135	998	3,379	3,028
Noninterest expense	8,291	8,187	8,539	25,844	25,215
Income before income taxes	4,900	4,595	3,335	12,629	10,530
Income tax expense	945	813	919	2,298	2,687
Net income	$3,955	$3,782	$2,416	$10,331	$7,843

EPS Basic	$0.18	$0.17	$0.11	$0.47	$0.36
EPS Diluted	$0.17	$0.17	$0.11	$0.46	$0.35

Return on average assets, annualized	1.16%	1.12%	0.75%	1.02%	0.82%
Return on average equity, annualized	12.08%	11.92%	7.80%	10.79%	8.69%

2

Net Interest Income

Linked Quarter Basis

Net interest income was $12.0 million for the quarter ended September 30, 2018 compared with $11.6 million for the quarter ended June 30, 2018. This is an increase of $333,000, or 2.9%.

Interest income with respect to loans, excluding PCI loans, increased $540,000, or 4.8%, during the third quarter when compared with the second quarter of 2018. This increase was attributed to an increase in the average balance of loans, excluding PCI loans, of $6.8 million during the third quarter of 2018 over the previous quarter, coupled with higher rates. The yield on loans increased from 4.75% in the second quarter of 2018 to 4.89% in the third quarter of 2018. Interest income with respect to PCI loans was $1.3 million in each of the second and third quarters of 2018. Interest income on securities increased $79,000 on a linked quarter basis. Interest on deposits in other banks increased $25,000 on a linked quarter basis primarily due to an increase in the return on those balances from 1.85% in the second quarter of 2018 to 2.45% in the third quarter of 2018.

Securities income was $2.0 million on a tax-equivalent basis for the third quarter of 2018, which was an increase of $74,000 from the second quarter of 2018. The tax-equivalent yield on the securities portfolio was 3.21% in the third quarter of 2018 compared with a tax-equivalent yield of 3.11% in the second quarter of 2018.

Interest expense of $3.2 million in the third quarter of 2018 was an increase of $301,000, or 10.5%, on a linked quarter basis. Interest on deposits increased $344,000, or 14.6%. Interest on borrowed funds decreased by $43,000, or 8.5%. Average balances for interest bearing deposits increased by $15.7 million, or 1.6%. However, the cost of these deposits increased from 0.99% in the second quarter of 2018 to 1.10% in the third quarter of 2018, resulting in a 10.5% increase in interest expense. The increased rates paid on interest bearing deposits and wholesale funding resulted in an increase in the cost of interest bearing liabilities from 1.08% in the second quarter of 2018 to 1.18% in the third quarter of 2018.

With the changes in interest income noted above, the tax-equivalent net interest margin increased from 3.73% in the second quarter of 2018 to 3.77% in the third quarter of 2018. Likewise, the interest spread increased from 3.56% to 3.58% on a linked quarter basis.

Year-Over-Year Nine Months

For the first nine months of 2018 compared with the same period in 2017, net interest income increased $2.2 million, or 6.8%, and was $35.1 million. The yield on earning assets was 4.67% for the first nine months of 2018 compared with 4.55% for the first nine months of 2017. Interest and fees on loans of $34.1 million in the first three quarters of 2018 was an increase of $4.4 million compared with $29.7 million for the same period in 2017. Interest and fees on PCI loans declined $418,000 over this same time frame. Securities income increased $88,000 for the first nine months of 2018 compared with the same period in 2017. Interest on deposits in other banks increased $60,000 for the first three quarters of 2018 over the same period in 2017 primarily due to an increase in the return on those balances from 1.22% to 2.08% in 2018. On a tax-equivalent basis, income on securities decreased $402,000, primarily the result of less benefit on bank qualified municipal securities from the enactment in December 2017 of the Tax Cut and Jobs Act. The tax-equivalent yield on the portfolio was 3.10% for the first three quarters of 2018, based on a 21% tax rate, and 3.14% for the same period in 2017, based on a 34% tax rate.

Interest expense of $8.6 million represented an increase of $1.9 million in the first nine months of 2018 compared with the same period in 2017. Average interest bearing liabilities increased $50.9 million, or 5.0%, as loan growth has been fueled by an increase of $42.0 million, or 16.6%, in the average balance of demand - interest bearing accounts. This has allowed more expensive time deposit balances to decrease, on average, by $11.4 million, or 2.0%, resulting in a $33.1 million increase in the average balance of total deposits.

The tax equivalent net interest margin declined from 3.80% for the first nine months of 2017 to 3.76% for the first nine months of 2018. While the yield on earning assets increased by 12 basis points over this time frame, the competition for funding has pushed the cost of interest bearing liabilities up, from 0.89% to 1.09%. Likewise, the net interest spread declined and was 3.58% for the first nine months of 2018 versus 3.66% for the first nine months of 2017.

Year-Over-Year Quarter

Net interest income increased $954,000, or 8.7%, from the third quarter of 2017 to the third quarter of 2018. Net interest income was $12.0 million in the third quarter of 2018 compared with $11.0 million for the same period in 2017. Interest and dividend income increased $1.8 million, or 13.1%, over this time period. The increase in interest and dividend income was generated by an increase of $70.3 million, or 5.8%, in the level of earning assets. The yield on earning assets increased from 4.51% in the third quarter of 2017 to 4.76% in the third quarter of 2018. The average balance of loans, excluding PCI loans, increased $96.3 million, or 11.1%, from $869.5 million in the third quarter of 2017 to $965.8 million in the third quarter of 2018. Interest income on securities increased $119,000 and was $1.9 million in the third quarter of 2018 and $1.8 million in the third quarter of 2017. On a tax-equivalent basis, the yield on investment securities was 3.21% in the third quarter of 2018, based on a 21% tax rate, and 3.10% in the third quarter of 2017, based on a 34% tax rate. Interest on deposits in the other banks increased by $29,000 in the third quarter of 2018 over the same period in 2017 primarily due to an increase in the return on those balances from 1.40% in 2017 to 2.45% in 2018.

3

Interest on PCI loans was $1.3 million in the third quarter of 2018 compared with $1.4 million in the third quarter of 2017. The average balance of the PCI portfolio declined $7.7 million during the year-over-year comparison period.

Interest expense increased $801,000, or 33.9%, when comparing the third quarter of 2017 and the third quarter of 2018. Interest expense on deposits increased $646,000, or 31.5%, as the average balance of interest bearing deposits increased $33.5 million, or 3.6%. The increase in deposit cost was driven by an increase in the average balance of demand – interest bearing accounts, which increased a combined $4.2 million year-over-year. Likewise, the cost of these balances increased $13,000, from 0.40% to 0.42%, over the same time frame. Higher cost time deposit average balances increased over the comparison period by $25.7 million, and expense on this category increased by $631,000, resulting in an increase in cost from 1.19% to 1.56%. The average balance of FHLB and other borrowings increased, on average, $13.1 million year-over-year, and there was an increase in the rate paid, from 1.57% in the third quarter of 2017 to 1.98% in the third quarter of 2018. This resulted in an increase in the expense of this wholesale funding source of $144,000, to $452,000 in the third quarter of 2018. The average balance of FHLB and other borrowings was $90.8 million in the third quarter of 2018. Overall, the Bank’s cost of interest bearing liabilities increased 26 basis points, from 0.92% in the third quarter of 2017 to 1.18% in the third quarter of 2018.

The tax-equivalent net interest margin increased three basis points, from 3.74% in the third quarter of 2018 to 3.77% in the third quarter of 2018. The interest spread decreased from 3.59% to 3.58% over the same time period.  Net interest margin increased despite the decrease in interest spread because growth in the average balance of earning assets of $70.3 million was partially funded by growth in the average balance of noninterest bearing deposits of $18.9 million.

The following table compares the Company's net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2018, June 30, 2018 and September 30, 2017 and the nine months ended September 30, 2018 and September 30, 2017.

NET INTEREST MARGIN

(Unaudited)

(Dollars in thousands)	For the three months ended
	30-Sep-18	30-Jun-18	30-Sep-17
Average interest earning assets	$1,274,435	$1,266,663	$1,204,106
Interest income	$15,144	$14,510	$13,389
Interest income - tax-equivalent	$15,285	$14,656	$13,699
Yield on interest earning assets	4.76%	4.64%	4.51%
Average interest bearing liabilities	$1,065,268	$1,064,626	$1,016,825
Interest expense	$3,164	$2,863	$2,363
Cost of interest bearing liabilities	1.18%	1.08%	0.92%
Net interest income	$11,980	$11,647	$11,026
Net interest income - tax-equivalent	$12,121	$11,793	$11,336
Interest spread	3.58%	3.56%	3.59%
Net interest margin	3.77%	3.73%	3.74%

	For the nine months ended
	30-Sep-18	30-Sep-17
Average interest earning assets	$1,265,026	$1,189,607
Interest income	$43,733	$39,557
Interest income - tax-equivalent	$44,173	$40,487
Yield on interest earning assets	4.67%	4.55%
Average interest bearing liabilities	$1,061,432	$1,010,523
Interest expense	$8,639	$6,690
Cost of interest bearing liabilities	1.09%	0.89%
Net interest income	$35,094	$32,867
Net interest income - tax-equivalent	$35,534	$33,797
Interest spread	3.58%	3.66%
Net interest margin	3.76%	3.80%

4

Provision for Loan Losses

The Company records a separate provision for loan losses for its loan portfolio, excluding PCI loans, and the PCI loan portfolio. There was no provision for loan losses on the loan portfolio, excluding PCI loans, during either the third quarter or the nine months ended September 30, 2018. This compares with a provision for loan losses of $150,000 for the third quarter and the nine months ended September 30, 2017. The absence of a provision during the third quarter of 2018 was the direct result of nominal charge-offs and stable asset quality, coupled with the level of loan growth during the period. There was no provision for loan losses on the PCI loan portfolio during any of 2018 or 2017. Additional discussion of loan quality is presented below.

Noninterest Income

Linked Quarter Basis

Noninterest income was $1.2 million for the third quarter of 2018, an increase of $76,000 compared with $1.1 million for the second quarter of 2018.  Gain (loss) on securities transactions, net exhibited a linked quarter change of $84,000. Gains of $68,000 were realized on the sale of securities in the third quarter of 2018 compared with losses of $16,000 realized in the second quarter of 2018. Mortgage loan income increased $17,000 on a linked quarter basis and was $97,000 in the third quarter of 2018. Service charges and fees increased $15,000 on a linked quarter basis and were $626,000 for the third quarter of 2018. There was $65,000 in gain on sale of loans in the third quarter of 2018 versus $53,000 in the second quarter of 2018. Offsetting these increases to noninterest income was other noninterest income of $171,000, which was a decrease of $52,000 from the second quarter of 2018. The linked quarter change was primarily attributable to a decrease of $59,000 in brokerage commission income in the third quarter of 2018.

Year-Over-Year Nine Months

Noninterest income was $3.4 million for the first nine months of 2018, an increase of $351,000, or 11.6%, compared with $3.0 million for the first nine months of 2017. Service charges and fees increased $153,000 for the first nine months of 2018 compared with the same period in 2017 and were $1.8 million. Mortgage loan income of $288,000 for the first nine months of 2018 was an increase of $125,000 from $163,000 for the same period in 2017. Gain on sale of loans was $118,000 for the first nine months of 2018 versus $0 for the same period in 2017. Other noninterest income, driven by higher brokerage commission and investment dividend income, reflected an increase of $74,000 for the first nine months of 2018 over the same period in 2017. Partially offsetting these increases was a decline of $98,000 in gain (loss) on securities transactions, net, which were $82,000 for the first nine months of 2018.

Year-Over-Year Quarter

Noninterest income increased $213,000, or 21.3%, and was $1.2 million in the third quarter of 2018 compared with $998,000 in the third quarter of 2017. Service charges and fees exhibited the largest increase, $68,000, in the third quarter of 2018 compared with the same period in 2017 and were $626,000. Gain on sale of loans was $65,000 in the third quarter of 2018 compared with $0 in the third quarter of 2017. Mortgage loans increased $38,000 year-over-year, from $59,000 in the third quarter of 2017 to $97,000 in the same period in 2018. Other noninterest income, once again as a result of improved brokerage commission and investment dividend income, increased $26,000 year-over-year.

Noninterest Expenses

Linked Quarter Basis

Noninterest expenses totaled $8.3 million for the third quarter of 2018, as compared with $8.2 million for the second quarter of 2018, an increase of $104,000, or 1.3%. Other operating expenses increased by $63,000 on a linked quarter basis, driven by increases of $79,000 in credit expense, $75,000 in stationery, printing and supplies, $28,000 in other expenses and $23,000 in marketing expense. Offsetting these increases to other operating expenses was a decrease of $142,000 in bank franchise tax due to refunds received on amended returns during the third quarter of 2018. Also increasing on a linked quarter basis was equipment expense, which was $366,000 for the third quarter of 2018 versus $344,000 for the previous quarter, an increase of $22,000.

Year-Over-Year Nine Months

Noninterest expenses were $25.8 million for the first nine months of 2018, as compared with $25.2 million for the same period in 2017. This is an increase of $629,000, or 2.5%. Salaries and employee benefits increased $1.5 million for the first nine months of 2018 compared with the same period in 2017. Within this increase, $668,000 was related to group hospital and medical insurance increases and $576,000 was related to increases in total salaries. Also impacting noninterest expenses for the first nine months of 2018 compared with the same period in 2017 were increases of $175,000 in equipment expenses and $32,000 in occupancy expenses reflecting the opening of three new branches during the second half of 2017. Other real estate expenses, net, also increased $60,000 during the same period. These increases were offset by a decline of $878,000 in amortization of intangibles, which became fully amortized in 2017, and a decline of $273,000 in other operating expenses. Significant decreases in 2018 in other operating expenses were declines of $160,000 in telephone and internet line expense as a result of bringing line monitoring management in-house during the second quarter of 2018, $135,000 in credit expense, $97,000 in stationery, printing and supplies and $79,000 in bank franchise tax. Other expenses included in other operating expenses increased $140,000 for the first nine months of 2018 compared with the same period in 2017 as did outside vendor fees, which increased by $92,000.

5

Year-Over-Year Quarter

Noninterest expenses decreased $248,000, or 2.9%, when comparing the third quarter of 2018 to the same period in 2017. Other operating expenses decreased $265,000, or 16.1%. Bank franchise tax declined by $121,000 over the comparison period due to the previously mentioned refund, as did telephone and internet line expense, which decreased by $114,000 due to the in-house change noted above, and credit expense, which decreased by $67,000. Occupancy expense decreased by $77,000 year-over-year and amortization of intangibles decreased $62,000 year-over-year. Offsetting these decreases to noninterest expenses were increases of $78,000 in salaries and employee benefits, $61,000 in equipment expenses and $26,000 in other real estate expenses, net.

The following table compares the Company's other operating expenses included in noninterest expenses for the three months ended September 30, 2018, June 30, 2018, December 31, 2017 and September 30, 2017 and nine months ended September 30, 2018 and September 30, 2017.

OTHER OPERATING EXPENSES

(Unaudited)

(Dollars in thousands)	For the three months ended				For the nine months ended
	30-Sep-18	30-Jun-18	31-Dec-17	30-Sep-17	30-Sep-18	30-Sep-17
Bank franchise tax	$37	$179	$158	$158	$395	$474
Telephone and internet line	50	51	172	164	344	504
Stationery, printing and supplies	160	85	153	174	423	520
Marketing expense	156	133	155	161	467	501
Credit expense	180	101	75	247	373	508
Outside vendor fees	155	154	200	117	454	362
Other expenses	638	610	602	620	1,882	1,742
Total other operating expenses	$1,376	$1,313	$1,515	$1,641	$4,338	$4,611

Income Taxes

Income tax expense was $945,000 for the three months ended September 30, 2018, compared with income tax expense of $813,000 for the second quarter of 2018 and $919,000 for the third quarter of 2017. For the nine months ended September 30, 2018, income tax expense was $2.3 million compared with $2.7 million for the first nine months of 2017. The effective tax rate for the third quarter of 2018 was 19.3% versus 17.7% for the second quarter of 2018 and 27.6% in the third quarter of 2017. For the first nine months of 2018, the effective tax rate was 18.2% and, for the same period in 2017, it was 25.5%. The decrease in the Company’s effective tax rate resulted principally from the decrease in its applicable federal corporate income tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act enacted in December 2017.

FINANCIAL CONDITION

Total assets increased $14.2 million, or 1.1%, to $1.350 billion at September 30, 2018 when compared with December 31, 2017. Total assets increased $56.3 million, or 4.3%, since September 30, 2017. Total loans, excluding PCI loans, were $962.4 million at September 30, 2018, increasing $20.4 million, or 2.2%, from year end 2017 and $72.4 million, or 8.1%, from September 30, 2017.  Total PCI loans were $39.1 million at September 30, 2018 versus $44.3 million at year end 2017 and $45.5 million at September 30, 2017.

During the third quarter, commercial mortgage loans, the largest category of loans, decreased by $17.6 million, or 4.7%, and were $358.5 million at September 30, 2018. Multifamily loan balances were $52.3 million at September 30, 2018 and decreased $2.1 million during the third quarter of 2018. Also, residential 1 – 4 family loan balances decreased by $1.4 million during the third quarter of 2018 and were $216.2 million at September 30, 2018. Offsetting these decreases was an increase of $15.9 million during the third quarter of 2018 in construction and land development loan balances, which totaled $135.0 million at September 30, 2018.

During the first nine months of 2018, loans grew by $20.4 million, or 2.2%. Construction and land development loans grew by $27.2 million, or 25.2%, commercial loans grew by $11.3 million, or 7.1%, and consumer installment loans grew by $8.0 million. Offsetting these increases were declining balances in residential 1 – 4 family mortgages, which declined by $11.3 million, or 5.0%, commercial mortgage loans, which declined by $7.8 million, or 2.1%, and multifamily loans, which decreased $6.8 million, or 11.5%. In March 2018, the Company purchased an in-market, high quality consumer auto loan pool totaling $9.0 million. The addition of these loans brought an increase in diversification to the portfolio.

6

The Company’s loan portfolio exhibits balanced growth when comparing September 30, 2018 and September 30, 2017. Total loans grew $72.4 million, or 8.1%, over the time frame with commercial loans exhibiting the largest increase, $33.7 million, or 24.6%, followed by construction and land development loans, which grew by $32.4 million, or 31.6%, commercial mortgage loans, which grew by $12.7 million, or 3.7%, and consumer installment loans, which grew by $7.8 million.

The following table shows the composition of the Company's loan portfolio, excluding PCI loans, at September 30, 2018, June 30, 2018, December 31, 2017 and September 30, 2017.

LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)	30-Sep-18		30-Jun-18		31-Dec-17		30-Sep-17
	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans	Amount	% of Loans
Mortgage loans on real estate:
Residential 1-4 family	$216,203	22.46%	217,610	22.50%	227,542	24.16%	229,745	25.82%
Commercial	358,490	37.25	376,134	38.88	366,331	38.89	345,759	38.85
Construction and land development	135,021	14.03	119,110	12.31	107,814	11.44	102,594	11.53
Second mortgages	7,179	0.75	7,387	0.76	8,410	0.89	7,399	0.83
Multifamily	52,255	5.43	54,329	5.62	59,024	6.27	53,642	6.03
Agriculture	8,066	0.84	7,467	0.77	7,483	0.79	7,588	0.85
Total real estate loans	777,214	80.76	782,037	80.84	776,604	82.44	746,727	83.91
Commercial loans	170,310	17.70	170,065	17.58	159,024	16.88	136,643	15.35
Consumer installment loans	13,135	1.36	13,717	1.42	5,169	0.55	5,331	0.60
All other loans	1,766	0.18	1,542	0.16	1,221	0.13	1,279	0.14
Gross loans	962,425	100.00%	967,361	100.00%	942,018	100.00%	889,980	100.00%
Allowance for loan losses	(8,993)		(9,089)		(8,969)		(8,667)
Loans, net of unearned income	$953,432		$958,272		$933,049		$881,313

The Company’s securities portfolio, excluding restricted equity securities of $7.9 million, declined $6.8 million since year end 2017 to total $244.2 million at September 30, 2018. Securities balances declined $12.7 million since September 30, 2017. Net gains of $68,000 were realized during the third quarter of 2018 through sales and call activity. For the first nine months of 2018, there were net gains of $82,000 realized through sales and call activity. The Company actively manages the portfolio to improve its liquidity and maximize the return within the desired risk profile.

The Company had cash and cash equivalents of $24.3 million, $22.0 million and $22.6 million at September 30, 2018, December 31, 2017 and September 30, 2017, respectively. There were federal funds sold of $240,000 at September 30, 2018 and $144,000 at September 30, 2017. There were federal funds purchased of $10.0 million at September 30, 2018 and $4.8 million at December 31, 2017. Interest bearing bank balances were $11.2 million at September 30, 2018 compared with $7.3 million at December 31, 2017 and $12.7 million at September 30, 2017.

The following table shows the composition of the Company's securities portfolio, excluding equity securities, at September 30, 2018, June 30, 2018, December 31, 2017 and September 30, 2017.

SECURITIES PORTFOLIO

(Unaudited)

(Dollars in thousands)	30-Sep-18		30-Jun-18		31-Dec-17		30-Sep-17
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities Available for Sale
U.S. Treasury issue and other
U.S. Government agencies	$26,600	$26,037	$25,021	$24,520	$27,478	$27,183	$28,657	$28,439
U.S Government sponsored agencies	8,378	8,424	9,077	9,124	9,247	9,278	2,779	2,743
State, county, and municipal	117,557	115,744	120,935	120,079	124,032	125,760	122,318	124,329
Corporate and other bonds	9,647	9,651	8,539	8,658	7,323	7,460	14,947	15,022
Mortgage backed securities - U.S. Government agencies	14,420	14,254	15,057	14,954	18,546	18,515	23,921	23,531
Mortgage backed securities - U.S. Government sponsored agencies	27,255	26,493	22,479	21,828	16,985	16,638	16,625	16,383
Total securities available for sale	$203,857	$200,603	$201,108	$199,163	$203,611	$204,834	$209,247	$210,447

Securities Held to Maturity
U.S Government sponsored agencies	$10,000	$9,680	$10,000	$9,713	$10,000	$9,845	$10,000	$9,922
State, county, and municipal	33,559	33,515	33,585	33,792	35,678	36,567	35,965	36,897
Mortgage backed securities - U.S. Government agencies	-	-	404	409	468	476	495	506
Total securities held to maturity	$43,559	$43,195	$43,989	$43,914	$46,146	$46,888	$46,460	$47,325

7

Interest bearing deposits at September 30, 2018 were $975.0 million, an increase of $32.3 million from December 31, 2017 and $42.0 million from September 30, 2017. Time deposits less than or equal to $250,000 have shown the largest dollar volume growth during 2018 with $53.2 million in additional balances and totaling $491.0 million at quarter end. Time deposits over $250,000 grew by $3.2 million and were $113.7 million at September 30, 2018. NOW accounts decreased by $10.0 million and were $147.0 million at September 30, 2018.

Money market deposit accounts decreased $16.1 million, or 11.2%, from $144.4 million at September 30, 2017 to $128.3 million at September 30, 2018. NOW accounts grew $9.5 million, or 6.9%, since September 30, 2017. These increases have allowed the Bank to decrease balances with brokered time deposits by $12.0 million over the last year, and those balances were only $2.5 million at September 30, 2018.

The following table compares the mix of interest bearing deposits at September 30, 2018, June 30, 2018, December 31, 2017 and September 30, 2017.

INTEREST BEARING DEPOSITS

(Unaudited)

(Dollars in thousands)
	30-Sep-18	30-Jun-18	31-Dec-17	30-Sep-17
NOW	$147,026	$162,984	$157,037	$137,559
MMDA	128,277	145,071	143,363	144,409
Savings	94,972	94,498	93,980	91,642
Time deposits less than or equal to $250,000	491,044	452,734	437,810	440,607
Time deposits over $250,000	113,715	116,657	110,546	118,837
Total interest bearing deposits	$975,034	$971,944	$942,736	$933,054

FHLB advances were $63.8 million at September 30, 2018, compared with $101.4 million at December 31, 2017 and $81.3 million at September 30, 2017.

Shareholders’ equity was $131.8 million at September 30, 2018, $124.0 million at December 31, 2017 and $124.4 million at September 30, 2017. Shareholder’s equity to assets was 9.8% at September 30, 2018, 9.3% at December 31, 2017 and 9.6% at September 30, 2017.

Asset Quality – non-covered assets

Nonaccrual loans were $8.9 million at September 30, 2018, decreasing $449,000 during the third quarter of 2018 and decreasing $132,000 from December 31, 2017. Nonaccrual loan balances declined by $3.8 million, or 29.8%, since September 30, 2017.

The following chart shows the level of nonaccrual loans, classified loans and criticized loans over the last five quarters.

ASSET QUALITY

(Unaudited)

(Dollars in thousands)	2018			2017
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Nonaccrual loans	$8,894	$9,343	$10,090	$9,026	$12,677
Criticized (special mention) loans	10,338	17,400	19,526	13,573	8,200
Classified (substandard) loans	13,083	15,181	14,243	13,264	16,886
Other real estate owned	1,732	3,147	3,166	2,791	2,710
Total classified and criticized assets	$25,153	$35,728	$36,935	$29,628	$27,796

Nonperforming assets totaled $10.6 million at September 30, 2018 compared with $11.8 million at December 31, 2017. Nonperforming assets declined $1.9 million, or 14.9%, during the third quarter of 2018. Nonperforming assets decreased $4.8 million, or 30.9%, since September 30, 2017. There were net charge-offs of $96,000 in the third quarter of 2018.

The allowance for loan losses equaled 101.1% of nonaccrual loans at September 30, 2018, compared with 97.3% at June 30, 2018, 99.4% at December 31, 2017 and 68.4% at September 30, 2017. The ratio of nonperforming assets to loans and OREO was 1.10% at September 30, 2018, 1.29% at June 30, 2018, 1.25% at December 31, 2017 and 1.72% at September 30, 2017.

8

The following table reconciles the activity in the Company's non-covered allowance for loan losses, by quarter, for the past five quarters.

ALLOWANCE FOR LOAN LOSSES

(Unaudited)

(Dollars in thousands)	2018			2017
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Allowance for loan losses:
Beginning of period	$9,089	$8,968	$8,969	$8,667	$9,489
Provision for loan losses	-	-	-	400	150
Net (charge-offs) recoveries	(96)	121	(1)	(98)	(972)
End of period	$8,993	$9,089	$8,968	$8,969	$8,667

The following table sets forth selected asset quality data, excluding PCI loans, and ratios for the dates indicated.

ASSET QUALITY (excluding PCI loans)

(Unaudited)

(Dollars in thousands)	2018			2017
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Nonaccrual loans	$8,894	$9,343	$10,090	$9,026	$12,677
Loans past due over 90 days and accruing interest	-	-	-	-	-
Total nonperforming loans	8,894	9,343	10,090	9,026	12,677
Other real estate owned	1,732	3,147	3,166	2,791	2,710
Total nonperforming assets	$10,626	$12,490	$13,256	$11,817	$15,387

Allowance for loan losses to loans	0.93%	0.94%	0.93%	0.95%	0.97%
Allowance for loan losses to nonaccrual loans	101.11	97.28	88.88	99.37	68.37
Nonperforming assets to loans and other real estate	1.10	1.29	1.37	1.25	1.72
Net charge-offs/(recoveries) for quarter to average loans, annualized	0.04%	(0.05)%	-%	0.04%	0.45%

A further breakout of nonaccrual loans, excluding PCI loans, at September 30, 2018, December 31, 2017 and September 30, 2017 is below.

NONACCRUAL LOANS (excluding PCI loans)

(Unaudited)

(Dollars in thousands)	30-Sep-18	31-Dec-17	30-Sep-17
	Amount	Amount	Amount
Mortgage loans on real estate:
Residential 1-4 family	$1,530	$1,962	$2,140
Commercial	2,243	1,498	3,492
Construction and land development	4,610	4,277	4,283
Agriculture	-	68	66
Total real estate loans	$8,383	$7,805	$9,981
Commercial loans	506	1,214	2,666
Consumer installment loans	5	7	30
Gross loans	$8,894	$9,026	$12,677

Capital Requirements

The Bank’s ratio of total risk-based capital was 13.5% at September 30, 2018 compared with 12.5% at December 31, 2017. The tier 1 risk-based capital ratio was 12.7% at September 30, 2018 and 11.7% at December 31, 2017. The Bank’s tier 1 leverage ratio was 10.1% at September 30, 2018 and 9.6% at December 31, 2017.  All capital ratios exceed regulatory minimums to be considered well capitalized. BASEL III introduced the common equity tier 1 capital ratio, which was 12.7% at September 30, 2018 and 11.7% at December 31, 2017.

9

Earnings Conference Call and Webcast

The Company will host a conference call for interested parties on Friday, October 26, 2018, at 10:00 a.m. Eastern Time to discuss the financial results for the third quarter of 2018. The public is invited to listen to this conference call by dialing 866-374-8379 at least five minutes prior to the call.  Interested parties may also listen to this conference call through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site at www.cbtrustcorp.com.

A replay of the conference call will be available from 12:00 noon Eastern Time on October 26, 2018, until 9:00 a.m. Eastern Time on November 16, 2018. The replay will be available by dialing 877-344-7529 and entering access code 10125021 or through the internet by accessing the "Corporate Overview – Corporate Profile" page of the Company's internet site www.cbtrustcorp.com.

About Community Bankers Trust Corporation and Essex Bank

Community Bankers Trust Corporation is the holding company for Essex Bank, a Virginia state bank with 25 full-service offices, 20 of which are in Virginia and five of which are in Maryland.  The Bank also operates one loan production office in Virginia.  The Bank opened a new branch office in the Stonehenge Village development in Midlothian, Virginia on July 31, 2018.  The Bank closed its Arnold branch office on September 14, 2018.

Additional information on the Bank is available on the Bank’s website at www.essexbank.com. For information on Community Bankers Trust Corporation, please visit its website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the quality or composition of the Company’s loan or investment portfolios, including collateral values and the repayment abilities of borrowers and issuers; assumptions that underlie the Company’s allowance for loan losses; general economic and market conditions, either nationally or in the Company’s market areas; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the demand for deposit, loan and investment products and other financial services; the demand, development and acceptance of new products and services; the performance of vendors or other parties with which the Company does business; time and costs associated with de novo branching, acquisitions, dispositions and similar transactions; the realization of gains and expense savings from acquisitions, dispositions and similar transactions; consumer profiles and spending and savings habits; levels of fraud in the banking industry; the level of attempted cyber-attacks in the banking industry; the securities and credit markets; costs associated with the integration of banking and other internal operations; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Executive Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-934-9999

10

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED BALANCE SHEETS

UNAUDITED

(Dollars in thousands, except per share data)

	30-Sep-18	31-Dec-17	30-Sep-17
Assets
Cash and due from banks	$12,918	$14,642	$9,750
Interest bearing bank deposits	11,177	7,316	12,656
Federal funds sold	240	-	144
Total cash and cash equivalents	24,335	21,958	22,550

Securities available for sale, at fair value	200,603	204,834	210,447
Securities held to maturity, at cost	43,559	46,146	46,460
Equity securities, restricted, at cost	7,886	9,295	8,356
Total securities	252,048	260,275	265,263

Loans	962,425	942,018	889,980
Purchased credit impaired (PCI) loans	39,144	44,333	45,451
Allowance for loan losses	(8,993)	(8,969)	(8,667)
Allowance for loan losses – PCI loans	(137)	(200)	(200)
Net loans	992,439	977,182	926,564

Bank premises and equipment, net	31,782	30,198	29,469
Bank premises and equipment held for sale	1,252	-
Other real estate owned	1,732	2,791	2,710
Bank owned life insurance	28,649	28,099	27,911
Core deposit intangibles, net	-	-	20
Other assets	18,183	15,687	19,643
Total assets	$1,350,420	$1,336,190	$1,294,130

Liabilities
Deposits:
Noninterest bearing	$158,854	$153,028	$145,328
Interest bearing	975,034	942,736	933,054
Total deposits	1,133,888	1,095,764	1,078,382

Federal funds purchased	10,000	4,849	-
Federal Home Loan Bank advances	63,820	101,429	81,296
Trust preferred capital notes	4,124	4,124	4,124
Other liabilities	6,785	6,021	5,905
Total liabilities	1,218,617	1,212,187	1,169,707

Shareholders' Equity
Common stock (200,000,000 shares authorized $0.01 par value; 22,120,862, 22,072,523, and 22,047,833 shares issued and outstanding, respectively)	221	221	220
Additional paid in capital	148,494	147,671	147,453
Retained deficit	(13,601)	(23,932)	(23,285)
Accumulated other comprehensive (loss) income	(3,311)	43	35
Total shareholders' equity	131,803	124,003	124,423
Total liabilities and shareholders' equity	$1,350,420	$1,336,190	$1,294,130

11

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)	YTD	Three months ended		YTD	Three months ended
	2018	30-Sep-18	30-Jun-18	2017	30-Sep-17	30-Jun-17
Interest and dividend income
Interest and fees on loans	$34,122	$11,893	$11,353	$29,676	$10,127	$9,952
Interest and fees on PCI loans	3,937	1,265	1,274	4,355	1,423	1,452
Interest on federal funds sold	1	-	1	1	1	-
Interest on deposits in other banks	203	94	69	143	65	53
Interest and dividends on securities
Taxable	3,816	1,364	1,266	3,577	1,171	1,157
Nontaxable	1,654	528	547	1,805	602	606
Total interest and dividend income	43,733	15,144	14,510	39,557	13,389	13,220
Interest expense
Interest on deposits	7,197	2,699	2,355	5,776	2,053	1,944
Interest on borrowed funds	1,442	465	508	914	310	302
Total interest expense	8,639	3,164	2,863	6,690	2,363	2,246

Net interest income	35,094	11,980	11,647	32,867	11,026	10,974

Provision for loan losses	-	-	-	150	150	-
Net interest income after provision for loan losses	35,094	11,980	11,647	32,717	10,876	10,974

Noninterest income
Service charges and fees	1,818	626	611	1,665	558	582
Gain (loss) on securities transactions, net	82	68	(16)	180	48	37
Gain on sale of loans	118	65	53	-	-	-
Income on bank owned life insurance	551	184	184	572	188	192
Mortgage loan income	288	97	80	163	59	71
Other	522	171	223	448	145	155
Total noninterest income	3,379	1,211	1,135	3,028	998	1,037

Noninterest expense
Salaries and employee benefits	15,897	5,029	5,019	14,434	4,951	4,843
Occupancy expenses	2,361	780	769	2,329	857	740
Equipment expenses	1,024	366	344	849	305	260
FDIC assessment	599	195	198	550	185	164
Data processing fees	1,467	482	499	1,466	501	477
Amortization of intangibles	-	-	-	878	62	339
Other real estate expenses, net	158	63	45	98	37	34
Other operating expenses	4,338	1,376	1,313	4,611	1,641	1,528
Total noninterest expense	25,844	8,291	8,187	25,215	8,539	8,385

Income before income taxes	12,629	4,900	4,595	10,530	3,335	3,626
Income tax expense	2,298	945	813	2,687	919	692
Net income	$10,331	$3,955	$3,782	$7,843	$2,416	$2,934

12

COMMUNITY BANKERS TRUST CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(Dollars in thousands)	Three months ended
	30-Sep-18	30-Jun-18	31-Mar-18	31-Dec-17	30-Sep-17
Interest and dividend income
Interest and fees on loans	$11,893	$11,353	$10,876	$10,625	$10,127
Interest and fees on PCI loans	1,265	1,274	1,398	1,378	1,423
Interest on federal funds sold	-	1	-	-	1
Interest on deposits in other banks	94	69	40	53	65
Interest and dividends on securities
Taxable	1,364	1,266	1,186	1,105	1,171
Nontaxable	528	547	579	597	602
Total interest and dividend income	15,144	14,510	14,079	13,758	13,389
Interest expense
Interest on deposits	2,699	2,355	2,143	2,121	2,053
Interest on borrowed funds	465	508	469	388	310
Total interest expense	3,164	2,863	2,612	2,509	2,363

Net interest income	11,980	11,647	11,467	11,249	11,026

Provision for loan losses	-	-	-	400	150
Net interest income after provision for loan losses	11,980	11,647	11,467	10,849	10,876

Noninterest income
Service charges and fees	626	611	581	572	558
Gain (loss) on securities transactions, net	68	(16)	30	30	48
Gain on sale of loans	65	53	-	-	-
Income on bank owned life insurance	184	184	183	187	188
Mortgage loan income	97	80	111	79	59
Other	171	223	128	177	145
Total noninterest income	1,211	1,135	1,033	1,045	998

Noninterest expense
Salaries and employee benefits	5,029	5,019	5,849	4,990	4,951
Occupancy expenses	780	769	812	801	857
Equipment expenses	366	344	314	295	305
FDIC assessment	195	198	206	176	185
Data processing fees	482	499	486	457	501
Amortization of intangibles	-	-	-	20	62
Other real estate expenses, net	63	45	50	64	37
Other operating expenses	1,376	1,313	1,649	1,515	1,641
Total noninterest expense	8,291	8,187	9,366	8,318	8,539

Income before income taxes	4,900	4,595	3,134	3,576	3,335
Income tax expense	945	813	540	4,216	919
Net income (loss)	$3,955	$3,782	$2,594	$(640)	$2,416

13

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Three months ended September 30, 2018			Three months ended September 30, 2017
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$965,763	$11,893	4.89%	$869,501	$10,127	4.62%
PCI loans, including fees	39,614	1,265	12.49	47,358	1,423	11.76
Total loans	1,005,377	13,158	5.19	916,859	11,550	5.00
Interest bearing bank balances	15,244	94	2.45	18,333	65	1.40
Federal funds sold	91	-	1.92	105	1	1.21
Securities (taxable)	179,738	1,364	3.04	182,703	1,171	2.56
Securities (tax exempt)(1)	73,985	669	3.62	86,106	912	4.24
Total earning assets	1,274,435	15,285	4.76	1,204,106	13,699	4.51
Allowance for loan losses	(9,219)			(9,523)
Non-earning assets	94,804			89,935
Total assets	$1,360,020			$1,284,518

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$284,407	$297	0.42	$280,253	$284	0.40
Savings	94,487	62	0.26	90,774	60	0.26
Time deposits	593,450	2,340	1.56	567,800	1,709	1.19
Total interest bearing deposits	972,344	2,699	1.10	938,827	2,053	0.87
Short-term borrowings	2,163	13	2.32	381	2	1.67
FHLB and other borrowings	90,761	452	1.98	77,617	308	1.57
Total interest bearing liabilities	1,065,268	3,164	1.18	1,016,825	2,363	0.92
Noninterest bearing deposits	157,252			138,330
Other liabilities	6,509			5,395
Total liabilities	1,229,029			1,160,550
Shareholders’ equity	130,991			123,968
Total liabilities and shareholders’ equity	$1,360,020			$1,284,518

Net interest earnings		$12,121			$11,336
Interest spread			3.58%			3.59%
Net interest margin			3.77%			3.74%
Tax-equivalent adjustment:
Securities		$140			$310

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 34% for 2017.

14

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	Nine months ended September 30, 2018			Nine months ended September 30, 2017
	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid	Average Balance Sheet	Interest Income / Expense	Average Rates Earned / Paid
ASSETS:
Loans, including fees	$956,109	$34,122	4.77%	$856,465	$29,676	4.63%
PCI loans, including fees	41,366	3,937	12.55	49,117	4,355	11.69
Total loans	997,475	38,059	5.10	905,582	34,031	5.02
Interest bearing bank balances	13,063	203	2.08	15,597	143	1.22
Federal funds sold	79	1	1.80	97	1	1.08
Securities (taxable)	177,039	3,816	2.87	182,724	3,577	2.61
Securities (tax exempt)(1)	77,370	2,094	3.61	85,607	2,735	4.26
Total earning assets	1,265,026	44,173	4.67	1,189,607	40,487	4.55
Allowance for loan losses	(9,222)			(9,647)
Non-earning assets	91,994			89,261
Total assets	$1,347,798			$1,269,221

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand - interest bearing	$295,683	$957	0.43	$253,638	$579	0.31
Savings	93,902	184	0.26	91,473	181	0.27
Time deposits	568,983	6,056	1.42	580,346	5,016	1.16
Total interest bearing deposits	958,568	7,197	1.00	925,457	5,776	0.83
Short-term borrowings	3,091	50	2.17	994	9	1.21
FHLB and other borrowings	99,773	1,392	1.84	84,072	905	1.44
Total interest bearing liabilities	1,061,432	8,639	1.09	1,010,523	6,690	0.89
Noninterest bearing deposits	152,740			132,868
Other liabilities	5,992			5,487
Total liabilities	1,220,164			1,148,878
Shareholders’ equity	127,634			120,343
Total liabilities and shareholders’ equity	$1,347,798			$1,269,221
Net interest earnings		$35,534			$33,797
Interest spread			3.58%			3.66%
Net interest margin			3.76%			3.80%

Tax-equivalent adjustment:
Securities		$440			$930

(1)	Income and yields are reported on a tax-equivalent basis assuming a federal tax rate of 21% for 2018 and 34% for 2017.

15